As filed with the Securities and Exchange Commission on November 20, 1997
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             SUN MICROSYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                                          94-2805249
  (State of Incorporation)                              (I.R.S. Employer
                                                      Identification Number)

                              901 San Antonio Road
                              Palo Alto, CA 94303
                                 (650) 960-1300
   (Address and telephone number of Registrant's principal executive offices)

                           --------------------------

                         1997 FRENCH STOCK OPTION PLAN
                            (Full Title of the Plan)

                           --------------------------

                                Scott G. McNealy
                                   President
                             SUN MICROSYSTEMS, INC.
                              901 San Antonio Road
                              Palo Alto, CA 94303
                                 (650) 960-1300
           (Name, address and telephone number of agent for service)

                           --------------------------

                                    Copy to:

                              David J. Segre, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                               Proposed
                                                                               Maximum        Proposed
                                                            Amount             Offering       Maximum                Amount of
                                                            to be              Price Per      Aggregate              Registration
 Title of Securities to be Registered                       Registered         Share(1)       Offering Price(1)      Fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.00067 par value, to be issued upon
 exercise of stock options granted under the 1997 French
 Stock Option Plan .......................................  3,000,000 shares   $31.375        $94,125,000.00         $28,523
------------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated  pursuant to Rule 457(h) under the  Securities  Act of 1933, as amended (the "Act") based on the average  between the high and low price as reported on  Nasdaq on November 13, 1997.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Sun Microsystems, Inc. (the "Registrant" or the "Company"):

     1. The Registrant's Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended June 30, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 1997, filed pursuant to Section 13(a) of the Exchange Act.

     3. The Company's Registration Statement on Form 8-A relating to the Common Stock which became effective October 24, 1986, as amended.

     4. The Company's Registration Statement on Form 8-A relating to the Company's Common Share Purchase Rights which became effective on May 22, 1989, as amended.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Regisration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 11 of the Restated Certificate of Incorporation and the Bylaws of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Registrant are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. Like indemnification and insurance is also provided to those employees of the Registrant who serve as administrators of the Plan. In addition, the Company has entered into contracts with certain of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 7. Exemption from Registration Claimed.

             Not applicable.

Item 8. Exhibits.

4.1    1997 French Stock Option Plan.

5.1    Opinion of Counsel as to legality of securities being registered.

23.1   Consent of Counsel (Contained in Exhibit 5.1).

23.2   Consent of Ernst & Young LLP, Independent Auditors.

24.1   Power of Attorney (Contained in page II-5).

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Microsystems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 20th day of November, 1997.

                                        SUN MICROSYSTEMS, INC.



                                        By: /s/ Michael E. Lehman
                                            ------------------------------------
                                            Michael E. Lehman, Vice President
                                             and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. McNealy and Michael E. Lehman, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.

Signature                                          Title                                                    Date
---------                                          -----                                                    ----

/s/ Scott G. McNealy                                Chairman of the Board of Directors,                      November 20, 1997
--------------------------------                    President and Chief Executive Officer
Scott G. McNealy                                    (Principal Executive Officer)

/s/ Michael E. Lehman                               Vice President and Chief Financial                       November 20, 1997
--------------------------------                    Officer (Principal Financial Officer)
Michael E. Lehman

/s/ George Reyes                                    Vice President and Corporate Controller                  November 20, 1997
--------------------------------                    (Principal Accounting Officer)
George Reyes

/s/ L. John Doerr                                   Director                                                 November 20, 1997
--------------------------------
L. John Doerr

/s/ Robert J. Fisher                                Director                                                 November 20, 1997
--------------------------------
Robert J. Fisher

/s/ Judith L. Estrin                                Director                                                 November 20, 1997
--------------------------------
Judith L. Estrin

/s/ Robert L. Long                                  Director                                                 November 20, 1997
--------------------------------
Robert L. Long

/s/ M. Kenneth Oshman                               Director                                                 November 20, 1997
--------------------------------
M. Kenneth Oshman

/s/ A. Michael Spence                               Director                                                 November 20, 1997
--------------------------------
A. Michael Spence

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             ----------------------
                                    EXHIBITS
                             ----------------------


                       Registration Statement on Form S-8

                             SUN MICROSYSTEMS, INC.

                               November 20, 1997

                             SUN MICROSYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

Exhibit
Number                   Description
------                   -----------
4.1       1997 French Stock Option Plan.

5.1       Opinion of Counsel as to legality of securities being registered.

23.1      Consent of Counsel (Contained in Exhibit 5.1).

23.2      Consent of Ernst & Young LLP, Independent Auditors.

24.1      Power of Attorney (Contained in page II-5).